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                                                                      EXHIBIT 15

Board of Directors and Stockholders
Aon Corporation

We are aware of the incorporation by reference in the Registration Statements of Aon Corporation ("Aon") described in the following table of our report dated August 1, 1995 relating to the unaudited condensed consolidated interim financial statements of Aon Corporation which are included in its Form 10-Q for the quarter ended June 30, 1995:

Registration Statement
----------------------
  Form        Number                         Purpose
  ----        ------                         -------

   S-8       2-79114      Pertaining to Aon's stock option plan
   S-8       2-82791      Pertaining to Aon's stock option plan
   S-8       33-27984     Pertaining to Aon's savings plan
   S-8       33-42575     Pertaining to Aon's stock award plan and stock option
                            plan

   S-8       33-59037     Pertaining to Aon's stock award plan and stock option
                            plan
   S-3       33-57562     Registration of Aon's 8% cumulative perpetual
                            preferred stock and 6 1/4% cumulative convertible exchangeable preferred stock

Pursuant to Rule 436(c) of the Securities Act of 1933, our report is not a part of the registration statements prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.

                                            [Ernst & Young LLP]

                                        ERNST & YOUNG LLP
Chicago, Illinois
August 1, 1995

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